Exhibit 1.1

ACRES Commercial Realty Corp Up to 2,200,000 Shares of 7.875% Series D Cumulative Redeemable Preferred Stock ($0.001 par value per share) EQUITY DISTRIBUTION AGREEMENT Dated: October 4, 2021

ii

TABLE OF CONTENTS

EXHIBITS

Exhibit A	–Form of Placement Notice
Exhibit B	–Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–Compensation
Exhibit D	–Form of Corporate Opinion and Negative Assurance Letter of Ledgewood, PC
Exhibit D-2	Form of Tax Opinion of Ledgewood, PC
Exhibit D-3	Form of Opinion of McDermott Will & Emery LLP
Exhibit E-1	–Officers’ Certificate of the Company
Exhibit E-2	Officers’ Certificate of the Manager
Exhibit F	–Issuer Pricing Free Writing Prospectus

i

ACRES Commercial Realty Corp

Up to 2,200,000 Shares of 7.875% Series D Cumulative Redeemable Preferred Stock ($0.001 par value per share)

EQUITY DISTRIBUTION AGREEMENT

October 4, 2021

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, New York 10017

Ladies and Gentlemen:

ACRES Commercial Realty Corp, a Maryland corporation (the “Company”), and ACRES Capital, LLC, a New York limited liability company (the “Manager”), confirm their respective agreements (this “Agreement”) with JonesTrading Institutional Services LLC (the “Placement Agent”), as follows:

SECTION 1.Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, up to 2,200,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock” or the “Shares”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance.  The issuance and sale of the Shares through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-254315), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration

Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities.  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.  Any reference herein to the Registration Statement, any Rule 462(b) Registration Statement (as defined below), the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2.Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.  If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (eastern time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth the terms that the Placement Agent is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the

Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.  The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3.Sale of Placement Securities by the Placement Agent.

Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Shares or to or through a market maker.  Unless otherwise specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which shares of the Shares are purchased and sold on the principal market on which the Shares are listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

Notwithstanding anything to the contrary herein, the Manager shall not sell Series D Preferred Stock at a price higher than the Series D Maximum Price. For the purposes hereof, the “Series D Maximum Price” shall mean: (a) through May 20, 2025, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until May 21, 2026 remaining at the date of sale multiplied by (y) 0.0025; and (b) on May 21, 2025 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

SECTION 4.Suspension of Sales.  The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5.Representations and Warranties.

(a)Representations and Warranties by the Company.  The Company represents and warrants to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(a)(15) of this Agreement and as of the time of each sale of any Shares or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(1)Compliance with Registration Requirements.  The Shares have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Shares pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to this Section 5(a)(1)) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Shares.

Each Issuer Free Writing Prospectus relating to the Shares, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company may file a new registration statement with respect to any additional Shares, necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

2)Testing-the-Waters Materials.  The Company (i) has not engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. Any individual Written Testing-the-Waters Communication complied in all material respects with the Securities Act and the Securities Act Regulations, and when taken together with the Registration Statement as of the Applicable Time, did not, and as of the each Applicable Time and each Settlement Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3)Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the “Exchange Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4)Independent Accountants.  Grant Thornton LLP, the accountants who certified the financial statements and any supporting schedules incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (United States).

5)Financial Statements.  The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

6)No Material Adverse Change in Business.  Except as otherwise disclosed therein, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), and (C) other than in respect regular quarterly dividends on the Company's outstanding shares of common or preferred stock consistent with past practice in amount and timing, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

7)Good Standing of the Company.  The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8)Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus; and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

9)Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and the shares of issued and outstanding capital stock of the Company have been, and as of the each Applicable Time and each Settlement Date, as the case may be, will be, duly authorized and validly issued and are, and will be, fully paid and nonassessable and were, and will be, issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was, and will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any outstanding debt securities or preferred equity securities

(other than the Shares and the Company’s 5.75% Senior Notes due 2026) that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

10)Authorization of Agreements.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Placement Securities and the use of proceeds from the sale of the Placement Securities as described in Registration Statement and the Prospectus under the caption “Use of Proceeds” and any issuance of the Conversion Securities (as defined below)), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. The existing Articles Supplementary to the Company’s charter authorizing the issuance of shares of the Series D Preferred Stock (the “Articles Supplementary”) was duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

11)Authorization of Securities.  The Placement Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Placement Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; and, to the knowledge of the Company, the issuance and sale of the Placement Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) initially issuable upon conversion of the Placement Securities (the “Conversion Securities”) have been duly authorized and, when issued upon conversion of the Placement Securities in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The board of directors of the Company has duly and validly reserved such Conversion Securities for issuance upon conversion of the Securities.

12)Description of Capital Stock.  Each of the Series D Preferred Stock and the Conversion Securities conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus.

13)Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations under this Agreement do not and will not, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.  No event of default or default with notice and/or lapse of time that would continue an event of default in respect of the previous issuance of Series D Preferred Stock or is continuing.

14)Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

15)Accuracy of Descriptions and Exhibits.  The information in the Prospectus under the captions “Description of the Series D Preferred Stock,” “Description of Common Stock and Preferred Stock” and “Tax Considerations” and the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Risk Factors—Tax Risks,” “Risk Factors—Risks Related to Our Organization and Structure— Loss of our exclusion from regulation under the Investment Company Act would require significant changes in our operations and could reduce the market price of our common stock and our ability to make distributions,” “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Transactions and Director Independence”, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

16)Intellectual Property.  Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (iv) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and the Company is unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

17)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities and the Conversion Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

18)Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

19)Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate debt investments described in the Registration Statement and the Prospectus, except for those commercial real estate debt investments that (i) have been securitized as part of one or more of the Company’s collaterized debt obligations, have conditionally been assigned to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such debt investments from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.

20)1940 Act.  Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities herein contemplated and the receipt and application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the 1940 Act), in each case, that is required to register under the 1940 Act.

21)Environmental Laws.  Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous

Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

22)Absence of Registration Rights.  There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement, or (ii) included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities.

23)Form 8-A.  The Company has filed with the Commission a Form 8-A providing for the registration under the Exchange Act of the Securities.

24)NYSE.  The outstanding shares of Common Stock have been approved for listing on the NYSE and the Company has applied, for approval of the listing of the maximum number of Placement Securities subject to this Agreement on the NYSE, subject to official notice of issuance.

25)Tax Returns.  The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

26)Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

27)Accounting and Disclosure Controls.  The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in Registration Statement, the Registration Statement and the Prospectus is accurate. The Company is not aware of any material weakness in its internal controls over financial reporting. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15 of the Exchange Act Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

28)Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which any of them is required to comply.

29)Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

30)Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

31)No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with the FCPA. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

32)Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

33)No Conflicts with Sanction Laws.  Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company,

any employees or agents of the Company or its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by one or more persons that are, (a) currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or any other applicable sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or, to the knowledge of the Company, indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

34)ERISA Compliance.  None of the following events has occurred or exists or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (v) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to his, her or their employment, except in each case with respect to the events set forth in clauses (i) through (vii), as would not reasonably be expected, individually or in the aggregate with any other event set forth in clauses (i) through (vii), to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” that together with the Company are (A) treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) under common control within the meaning of Section 4001(a)(14) of ERISA) may have any liability.

35)Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Placement Agent hereunder.

36)Offering Materials.  Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Placement Agent), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities or the Conversion Securities, other than the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

37)No Restrictions on Dividends.  No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

38)Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Placement Agent in connection with the sale of the Securities to the Placement Agent pursuant to this Agreement.

39)Real Estate Investment Trust.  Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” is a disregarded entity or a partnership for U.S. federal income tax purposes. Each of the Company’s subsidiaries listed on Schedule 40 hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” as of the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects and no deviation from such proposed method of operation is currently contemplated.

40)Management Agreement.  The Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended by the First Amendment to Fourth Amended and Restated Management Agreement dated as of February 16, 2021, between the Company and the Manager (as amended, the “Management Agreement”), constitutes a valid and binding agreement of the Company and the Manager enforceable against the Company and the Manager in accordance with its terms.

41)Cybersecurity; Data Protection.  (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites,

applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptant; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; except, in the case of the foregoing clauses (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

42)No Prior Sales. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any shares of Series D Preferred Stock.

(b)Representations and Warranties by the Manager.  The Manager represents and warrants to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein), as follows:

1)Good Standing; Power and Authority.  The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of New York; (ii) has power and authority to conduct its business as described in the Registration Statement, and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the earnings, business, operations or condition (financial or other) of the Manager (a “Manager Material Adverse Effect”).

2)Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Manager.

3)Absence of Defaults and Conflicts.  The Manager is not (A) in violation of its limited liability company agreement or (B) except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The execution and delivery of this Agreement by the Manager and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties is bound, (ii) its limited liability company agreement or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its properties, except in the case of clauses (i) and (iii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.

4)Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against the Manager that might reasonably be expected, individually or in the aggregate, to result in a Manager Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement.

5)Accuracy.  The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement, or Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

6)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, except that no representation is made as to such as may be required under state or foreign securities laws.

7)Possession of Licenses and Permits.  The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

8)Investment Advisers Act.  The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

9)Accounting Controls.  The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

10)No Unlawful Payments.  Neither the Manager nor any of its directors or officers nor, to the knowledge of the Manager, any manager, employee or agent of the Manager, in each case acting on behalf of the Manager, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

11)Compliance with Money Laundering Laws.  The operations of the Manager are and have been conducted at all times in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

12)No Conflicts with Sanction Laws.  Neither the Manager nor any of its directors or officers nor, to its knowledge, any manager, agent or employee of the Manager, in each case acting on behalf of the Manager or any of its subsidiaries (if any) is (a) currently the subject of any Sanctions, nor (b) located, organized or resident in a Sanctioned Country; and the Manager will not directly or, to the knowledge of the Manager, indirectly cause the Company to directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

13)Offering Materials.  Without limitation to the provisions of Section 17 hereof, the Manager has not distributed and will not distribute, directly or indirectly (other than through the Placement Agent), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities, other than the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

14)Authorization of Management Agreement.  The Management Agreement has been duly authorized by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms.

(c)Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) and delivered to the Placement Agent or to counsel for the Placement Agent pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company, such subsidiary or the Manager, as applicable, to the Placement Agent as to the matters covered thereby.

SECTION 6.Sale and Delivery to the Placement Agent; Settlement.

(a)Sale of Placement Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8(a) hereof.

(c)Delivery of Placement Securities.  On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)Denominations; Registration.  If requested by the Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Shares shall be in such denominations and registered in such names as the Placement Agent shall have specified in such request.  The certificates for the Shares will be made available for examination and packaging by the Placement Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

SECTION 7.Covenants of the Company and the Manager.

(a)The Company covenants with the Placement Agent as follows:

1)Registration Statement Amendment.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will reasonably consider and may prepare and file with the Commission, upon the Placement Agent’s request, any amendments or supplements to the

Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

2)Notice of Commission Stop Orders.  The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.  The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

3)Delivery of Registration Statement and Prospectus.  Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

4)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a)(1) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

5)Blue Sky and Other Qualifications.  The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

6)Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

7)Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

8)Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

9)Filings with the NYSE.  The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

10)Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

11)Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire Shares; provided, that such notice shall not be required in connection with issuances or sales pursuant to this Agreement.

12)Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement during such fiscal quarter.

13)Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

14)Disclosure of Sales.  The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.

15)Representation Dates; Certificate.  On or prior to the date that the Shares are first sold pursuant to the terms of this Agreement and:

(1)each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(2)each time the Company files an Annual Report on Form 10-K under the Exchange Act;

(3)each time the Company files its Quarterly Reports on Form 10-Q under the Exchange Act; or

(4)each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8‑K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (1) through (4) shall be a “Representation Date” and the occurrence of the events described in clause (2) shall be a “10-K Representation Date”); the Company and the Manager shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibits E-1 and E-2, within two (2) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(a)(15) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 7(a)(15), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, the Company and the Manager shall provide the Placement Agent with a certificate, in the form attached hereto as Exhibits E-1 and E-2, dated the date of the Placement Notice.

16)Legal Opinions.  On or prior to the date that the Shares are first sold pursuant to the terms of this Agreement and within five (5) Trading Days after each 10-K Representation Date  with respect to which the Company and the Manager are obligated to deliver a certificate in the form attached hereto as Exhibits E-1 and E-2, respectively, for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent (i) a written opinion and negative assurance letter of Ledgewood, PC, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that such opinion and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1, (ii) a written tax opinion of Company Corporate Counsel or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that such opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-2, (iii) a written opinion of McDermott Will & Emery LLP, special Maryland counsel for the Company, or other counsel satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered substantially similar to the form attached hereto as Exhibit D-3 and (iv), unless waived by the Placement Agent, a written opinion of Hunton Andrews Kurth LLP, counsel to the Placement Agent (“Counsel to the Placement Agent”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent 10-K Representation Dates, counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 7(a)(16) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such 10-K Representation Date).

17)Comfort Letter.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within five (5) Trading Days after any 10-K Representation Date, with respect to which the Company and the Manager are obligated to deliver a certificate in the form attached hereto as Exhibits E-1 and E-2, respectively, for which no waiver is applicable, the Company shall use its commercially reasonable efforts to cause Grant Thornton LLP (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Placement Agent, (a) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (b) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and (c) other matters (including customary negative assurance) ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

18)Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Placement Agent; provided, however, that the Company may bid for and purchase its Shares or Common Stock in accordance with Rule 10b-18 under the Exchange Act.

19)Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

20)Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

21)No Offer to Sell.  Other than any free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Placement Agent as principal or agent hereunder.

22)Sarbanes-Oxley Act.  The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

23)Market Activities.  The Company will not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Placement Agent.

(b)The Manager convenants with the Placement Agent as follows:

1)Absence of Manipulation.  The Manager will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities.

SECTION 8.Payment of Expenses.

(a)Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the legal fees reasonably incurred by the Placement Agent in connection with the drafting, negotiation, and implementation of the Agreement and related documentation and filings up to $35,000, and ongoing diligence arising from the transactions contemplated by this Agreement in an amount not to exceed $10,000 in the aggregate per calendar year (vi) the printing and delivery to the Placement Agent of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to investors, (vii) the fees and expenses of the transfer agent and registrar for the Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

SECTION 9.Conditions of the Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Manager contained in this Agreement or in certificates of any officer of the Company or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Manager of its covenants and other obligations hereunder, and to the following further conditions:

(a)Opinions of Company Corporate Counsel, Company Special Counsel, and Counsel to the Placement Agent.  On or prior to the date that Shares are first sold pursuant to the terms of this Agreement the Company shall furnish to the Placement Agent the opinion and negative assurance letter, each addressed to the Placement Agent, of (i) Ledgewood, PC, corporate counsel for the Company, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibits D-1 and D-2; (ii) McDermott Will & Emery LLP, special Maryland counsel for the Company, or other counsel satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered substantially similar to the form attached hereto as Exhibit D-3; and (iii), unless waived by the Placement Agent, Hunton Andrews Kurth LLP, counsel to the Placement Agent, or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent dated the date that the opinion is required to be delivered.

(b)Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c)No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)No Misstatement or Material Omission.  the Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f)Representation Certificate.  The Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(a)(15) and on or before the date on which delivery of such certificate is required pursuant to Section 7(a)(15).

(g)Accountant’s Comfort Letter.  The Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(a)(17) on or before the date on which such delivery of such opinion is required pursuant to Section 7(a)(17).

(h)Approval for Listing.  The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)No Suspension.  Trading in the Shares shall not have been suspended on the NYSE.

(j)Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(a)(15), counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10.Indemnity and Contribution by the Company and the Placement Agent.

(a)Indemnification by the Company.  The Company agrees to indemnify, defend and hold harmless the Placement Agent and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing the Placement Agent to the Company expressly for use therein (that information being limited to that described in Section 10(b) hereof).  The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.  If any action is brought against the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agent shall promptly notify the Company, as the case may be, in writing of the institution of such action, and the Company, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company, as the case may be, will not relieve the Company of any obligation hereunder, except to the extent that the Company’s ability to defend is materially prejudiced by such failure or delay.  The Placement Agent or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company, as the case may be, in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Placement Agent or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case neither the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that neither the Company shall be liable for the expenses of more than one separate firm of attorneys for the Placement Agent or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)Indemnification by the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration

Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished by the Placement Agent to the Company expressly for use therein.  The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly the Placement Agent in writing of the institution of such action and the Placement Agent shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel reasonably satisfactory to the Company or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.

(c)Contribution.  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Placement Agent, each from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company shall be deemed to be equal to the gross proceeds from the offering of Shares (before deducting discounts and expenses) received by each of them and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received the Placement Agent.  The relative fault of the Company and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above.  Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions set forth on Exhibit C applicable to the Shares purchased by the Placement Agent and the liability of the Company pursuant to this Section 10 shall not exceed the gross proceeds received by the Company in the offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)The provisions of this Section shall not affect any agreement between the Company and the Placement Agent with respect to indemnification.

SECTION 11.Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Manager or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Placement Agent.

SECTION 12.Termination of Agreement.

(a)Termination; General.  the Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any Material Adverse Effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE American LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or State of New York authorities.

(b)Termination by the Company.  The Company shall have the right, by giving one (1) day’s notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c)Termination by the Placement Agent.  The Placement Agent shall have the right, by giving one (1) day’s notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)Automatic Termination.  Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agent on the terms and subject to the conditions set forth herein.

(e)Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)Liabilities.  If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11 and Section 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13.Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, SC 29492, Email: Burke@jonestrading.com, Attention: Burke Cook, with a copy to Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington DC 20052 Attention: Robert K. Smith and James V. Davidson, and notices to the Company or the Manager shall be directed to it at the offices of the Company at ACRES Commercial Realty Corp., Lobby Level, RXR Plaza, Uniondale, New York 11556, Attention: Mark Fogel, fax no. (516) 500- 9149, with a copy to Ledgewood, PC  Attention: Mark Rosenstein, fax no. (215) 735-2513 (with such fax to be confirmed by telephone to (215) 790-2393).

SECTION 14.Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, the Manager and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.Adjustments for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 16.Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulation” means the rules and regulations of the Commission under the Securities Act.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

SECTION 19.Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 20.Absence of Fiduciary Relationship.  Each of the Company and the Manager, severally and not jointly, acknowledges and agrees that:

(a)The Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company or the Manager on other matters, and the Placement Agent has no obligation to the Company or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)the public offering price of the Shares was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)it is aware that the Placement Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and the Placement Agent has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

ACRES Commercial Realty Corp.

By:	/s/ Mark Fogel
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer

ACRES Capital, LLC

By:	/s/ Mark Fogel
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer of
ACRES Capital, Inc., its sole member

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

JONESTRADING INSTITUTIONAL
SERVICES LLC

By:	/s/ Burke Cook
Authorized Signatory

Signature Page to Equity Distribution Agreement

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:[                                         ]

Cc:[                                         ]

To:[                                         ]

Subject:  Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between ACRES Commercial Realty Corp (the “Company”), ACRES Capital, LLC, a New York limited liability company (the “Manager”) and JonesTrading Institutional Services LLC (the “Placement Agent”) dated October 4, 2021 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [  ] shares of 7.875 % Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share, at a minimum market price of $[  ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED BY THE COMPANY IN ITS SOLE DISCRETION, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

JonesTrading Institutional Services LLC

NameEmail

Bryan Turley, Managing Directorbturley@jonestrading.com
Moe Cohen, Managing Directormoec@jonestrading.com

John D’Agostini, Managing Directorjohnd@jonestrading.com

Ryan Gerety, Directorryang@jonestrading.com

Burke Cook, General Counselburke@jonestrading.com

Ryan Loforte, Directorrloforte@jonestrading.com

ACRES Commercial Realty Corp.

NameEmail

Andrew Fentressafrentress@acrescap.com

Mark Fogelmf@acrescap.com

David Bryantdbryant@acrescap.com

Kyle Brengelkbrengel@acrescap.com

EXHIBIT C

COMPENSATION

The Placement Agent shall be paid compensation up to 3.0% of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

FORMS OF OPINION  NEGATIVE ASSURANCE LETTER OF LEDGEWOOD, PC

E-1

EXHIBIT D-2

FORM OF TAX OPINION OF LEDGEWOOD, PC

E-4-1

EXHIBIT D-3

FORM OF OPINION OF MCDERMOTT, WILL & EMERY LLP

E-4-1

EXHIBIT E-1

OFFICERS’ CERTIFICATE

ACRES COMMERCIAL REALTY CORP.

OFFICERS’ CERTIFICATE

October 4, 2021

The undersigned, Mark Fogel, President and Chief Executive Officer of ACRES Commercial Realty Corp, a Maryland corporation (the “Company”), and David Bryant, Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby execute this Certificate pursuant to the terms of the equity distribution agreement, dated as of October 4, 2021 (the “Equity Distribution Agreement”), between the Company, ACRES Capital, LLC, and JonesTrading Institutional Services LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company that:

1.

The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and the Company has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act of 1933, as amended;

3.	Any and all filings required of the Company by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made; and
4.	Each of Ledgewood, PC and Hunton Andrews Kurth LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed their names as of the date first set forth above.

ACRES Commercial Realty Corp.

By:
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer

By:
	Name:	David Bryant
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT E-2

OFFICERS’ CERTIFICATE

ACRES CAPITAL, LLC

OFFICERS’ CERTIFICATE

October 4, 2021

The undersigned Mark Fogel, the President and Chief Executive Officer of ACRES Capital Corp., a Delaware corporation (the “Sole Member”), the sole member of ACRES Capital, LLC, a New York limited liability company (the “Manager”), and Jaclyn Jesberger, Secretary of the Sole Member hereby execute this Certificate pursuant to the terms of the equity distribution agreement, dated as of October 4, 2021 (the “Equity Distribution Agreement”), by and among ACRES Commercial Realty Corp. ( the “Company”), the Manager and JonesTrading Institutional Services LLC. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company that:

1.

The representations and warranties of the Manager in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and the Manager has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the Manager’s knowledge, threatened under the Securities Act of 1933, as amended;

3.	Any and all filings required of the Manager by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made; and
4.	Each of Ledgewood, PC and Hunton Andrews Kurth LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed their names as of the date first set forth above.

ACRES Capital, LLC

By:
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer
of the Sole Member

By:
	Name:	Jaclyn Jesberger
	Title:	Secretary of the Sole Member

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

None.

F-1

SCHEDULE 40

TAXABLE REIT SUBSDIAIRIES

APIDOS CDO I

APIDOS CDO III

APIDOS CINCO

EXANTAS REAL ESTATE TRS, INC.

F-1